As filed with the Securities and Exchange Commission on August 3, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL VEHICLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6530 West Campus Oval
New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)
Commercial Vehicle Group, Inc. Second Amended and Restated Equity
Incentive Plan
(Full title of the plan)
Chad M. Utrup
Chief Financial Officer
Commercial Vehicle Group, Inc.
6530 West Campus Oval
New Albany, Ohio 43054
Telephone: (614) 289-5360
Telecopy: (614) 289-5365
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered (1)	share (2)	price (2)	fee (3)
Common Stock, par value $0.01 per share	1,000,000 shares	$14.84	$14,840,000	$456

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated pursuant to Rules 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee upon the average of the high and low prices of the registrant’s common stock on July 31, 2007, as reported by The Nasdaq Global Select Market.

(3)	Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 1,000,000 shares registered hereby and 1,910,869 shares registered pursuant to the registration statement filed on May 3, 2005 (Registration No. 333-124590), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 incorporates by reference the Registration Statement on Form S-8 filed by us on May 3, 2005 (Registration No. 333-124590) (the “Original Filing”). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed by Commercial Vehicle Group, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 13, 2007.
     (b) The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 4, 2007, and for the quarterly period ended June 30, 2007, filed on August 3, 2007.
     (c) The Company’s Current Reports on Form 8-K, filed on March 9, 2007 (to disclose entry into a material definitive agreement under Item 1.01), on May 23, 2007 (to disclose costs associated with exit or disposal activities under Item 2.05) and on May 25, 2007 (to disclose compensatory arrangements of certain officers under Item 5.02).
     (d) The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on May 21, 2004 (Registration No. 333-115708), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 5, 2004 (Registration No. 000-50890).
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The information contained in the Original Filing is incorporated herein by reference.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          Reference is made to the attached Exhibit Index, which is incorporated by reference herein.
Item 9. Undertakings.
          The information contained in the Original Filing is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on August 3, 2007.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Mervin Dunn

Name:	Mervin Dunn
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mervin Dunn and Chad M. Utrup and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 2007.

Signature	Title

/s/ Scott D. Rued	Chairman and Director

Scott D. Rued

/s/ Mervin Dunn	President, Chief Executive Officer (principal

Mervin Dunn	executive officer) and Director

/s/ Chad M. Utrup	Chief Financial Officer (principal financial and

Chad M. Utrup	accounting officer)

/s/ Scott C. Arves	Director

Scott C. Arves

/s/ David R. Bovee	Director

David R. Bovee

/s/ Robert C. Griffin	Director

Robert C. Griffin

/s/ S.A. Johnson	Director

S.A. Johnson

/s/ Richard A. Snell	Director

Richard A. Snell

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24	Power of Attorney (contained within signature page).